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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ..............................................................................
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SMITH BARNEY MUNI FUNDS -- CALIFORNIA PORTFOLIO
PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned holder of shares of Smith Barney Muni Funds -- California Portfolio ("California Portfolio"), hereby appoints Heath B. McLendon, Christina T. Sydor and Caren A. Cunningham attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the California Portfolio that the undersigned is entitled to vote at the Special Meeting of Shareholders of California Portfolio to be held at the offices of California Portfolio, 388 Greenwich Street, 26th Floor, New York, New York on November 14, 1995 at 3:30 p.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated October 25, 1995 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                         PLEASE SIGN, DATE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE

          Date:    ________________________________________________

          Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


               ________________________________________________

               ________________________________________________
                    Signature(s)        (Title(s), if applicable)


















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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ..............................................................................
 ..............................................................................

Please indicate your vote by filling in the appropriate box below, as shown, using blue or black ink or dark pencil. Do not use red ink [SYMBOL OF FILLED IN BLACK BOX]. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

                                                [ ]       [ ]       [ ]
1.   To approve or disapprove the             FOR   AGAINST   ABSTAIN
     Agreement and Plan of Reorganization

   dated as of October 23, 1995 providing for (i) the acquisition of all or substantially all of the assets of Smith Barney Muni Funds -- California Portfolio ("California Portfolio") by Smith Barney California Municipals Fund Inc. ("California Fund") in exchange for shares of California Fund and the assumption by California Fund of scheduled liabilities of California Portfolio, (ii) the distribution to shareholders of California Portfolio of such shares of California Fund in liquidation of California Portfolio and
   (iii) the subsequent termination of California Portfolio.